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                                                          Exhibit 23.5


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-36771 of Citadel Broadcasting Company on Form S-4 of our report dated March 28, 1997 relating to Tele-Media Broadcasting Company and its partnership interests, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche, LLP

Pittsburgh, PA
December 22, 1997